UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

923 S. Bridgeway Pl Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Purchase Agreement

On May 14, 2020, the Company entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, PetIQ Holdings, LLC (“Holdings”) and Jefferies LLC, as representative of the initial purchasers set forth therein (the “Initial Purchasers”) relating to the sale by the Company of $125,000,000 principal amount of the Company’s 4.00% Convertible Senior Notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase, exercisable within a period of 30 days from the date of the Purchase Agreement, up to an additional $18,750,000 principal amount of Notes, which the Initial Purchasers exercised in full on May 18, 2020. The Purchase Agreement includes customary representations, warranties and covenants by the Company and Holdings for a transaction of this type. Under the terms of the Purchase Agreement, the Company and Holdings have agreed to indemnify the Initial Purchasers against certain liabilities.

Indenture and Notes

On May 19, 2020, the Company issued $143,750,000 principal amount of Notes pursuant to the indenture (the “Indenture”), dated as of May 19, 2020, among the Company and Wells Fargo, National Association, as trustee (the “Trustee”). The Notes will accrue interest at a rate of 4.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will mature on June 1, 2026, unless earlier repurchased, redeemed or converted. Before January 15, 2026, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after January 15, 2026, noteholders may convert their Notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, $0.001 par value per share (the “Class A common stock”) or a combination of cash and shares of its Class A common stock, at the Company’s election. The initial conversion rate is 33.7268 shares of Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $29.65 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 1, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any Notes will constitute a Make-Whole Fundamental Change with respect to such Notes, which will result in an increase to the conversion rate if such Notes are converted after they are called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries. The Notes contain customary events of default.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of certificate representing the Notes), a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Capped Call Transactions

In connection with the pricing of the Notes, on May 14, 2020, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with Citibank, N.A. and Nomura Global Financial Products Inc. (the “Option Counterparties”). In addition, on May 18, 2020, in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes under the Purchase Agreement, the Company entered into additional capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to the Notes, the underlying shares of Class A common stock and are intended to reduce, subject to a limit, the potential dilution with respect to the Class A common stock upon conversion of the Notes. The cap price of the Capped Call Transactions will initially be $41.51 per share of Class A common stock, equal to an approximately 75% premium over the $23.72 closing price of the Class A common stock on May 14, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

Each Capped Call Transaction is a separate transaction entered into by the Company with an Option Counterparty and is not part of the terms of the Notes. The cost of the Capped Call Transactions was approximately $14.8 million.

The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the form of based capped call confirmation and additional capped call confirmation, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events

On May 14, 2020, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of May 14, 2020, among PetIQ, Inc. and Wells Fargo, National Association, as trustee.
10.1	Form of Base Capped Call Transaction Confirmation.
10.2	Form of Additional Capped Call Transaction Confirmation.
99.1	Press release dated May 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: May 20, 2020	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer